Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 22, 2007, accompanying the financial statements and supplemental information of Fortune Brands Hourly Employee Retirement Savings Plan on Form 11-K for the year ended December 31, 2006. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Fortune Brand, Inc. on Form S-8 (Registration Nos. 333-133716, effective on May 1, 2006, and 333-103736, effective on March 11, 2003) and the prospectuses related thereto.

/s/ Grant Thornton LLP

Chicago, Illinois

June 27, 2007

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